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                                                                   Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-73616) and on Form S-8 (File No's. 333-39802, 333-57536 and 333-102887) of Handspring, Inc. of our report dated July 16, 2002, except as to Note 11, as to which the date is September 18, 2002 and except as to Notes 3, 5c, 6 and 10, as to which the date is February 11, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
February 11, 2003